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VIA HAND DELIVERY
-----------------


August 16, 1996

Joseph M. Khan, President
Key Information Systems, Inc.
One Chase Plaza, 37th Floor
New York, NY 10005

RE:  Amendment to Services Agreement

Dear Joe:

This letter will confirm our agreement to extend the current term of the Service Agreement by and between McCarthy, Crisanti & Maffel, Inc. ("MCM") and Key Information Systems, Inc. ("KIS") dated as of June 1, 1993, which agreement was previously amended as of July 1, 1995 (the "Amendment") (said agreement, as amended by the Amendment, being hereinafter referred to as the "Service Agreement"), for an additional twelve (12) months to and including December 31, 1997. Concurrently with the extension of the term, MCM has agreed to increase the total fees paid for the Services by seven and one-half (7 1/2%) percent. (Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Service Agreement.)

In light of the above, the Service Agreement will be further amended by replacing the words "forty-three (43) months" in the second sentence of Section 2 thereof with "fifty-five (55) months" and by replacing the fee schedule set forth in Exhibit D there of with the attached amended Exhibit D.

Except as set forth above, the Service Agreement shall remain in full force and effect without amendment, modification or waiver. As we set forth in the Amendment, the execution and delivery of this letter amendment shall not preclude the exercise by either party or any rights under the Service Agreement (except as amended hereby), under the License Related Agreements, or under any other agreements to which MCM and KIS are subject or by which their respective properties are bound.


If you agree with the above and revised Exhibit D, please acknowledge below and return the original to me.

Sincerely,

McCarthy, Crisanti & Maffel, Inc.


By: /s/ David D. Nixon
    -----------------------------------
      David D. Nixon
      President

Acknowledged and Agreed to:
Key Information Systems, Inc.


By: /s/ Joseph M. Khan
    -----------------------------------
      Joseph M. Khan
      President

Date:  August 16, 1996



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                                    EXHIBIT D

                                  FEE SCHEDULE

Month                      Semi-monthly Fee
-----                      ----------------

August 1996                      $34,502.50
September 1996                   $34,502.50
October 1996                     $34,502.50
November 1996                    $34,502.50
December 1996                    $34,502.50
January 1997                     $34,502.50
February 1997                    $34,502.50
March 1997                       $34,502.50
April 1997                       $34,502.50
May 1997                         $34,502.50
June 1997                        $34,502.50
July 1997                        $39,677.88
August 1997                      $39,677.88
September 1997                   $39,677.88
October 1997                     $39,677.88
November 1997                    $39,677.88
December 1997                    $39,677.88

These fees shall be due and payable on a semi-monthly basis, and shall be paid on the fifteenth and last day of each month. If any such days is not a business day, payment shall be made on the next consecutive business day.



/s/ Joseph M. Khan

8/16/96

/s/ David D. Nixon